Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-256521, 333-263343, 333-268071, 333-269727, 333-276372, and 333-284210) and Registration Statements on Form S-3 (Nos. 333-265346, 333-274521, and 333-281822) of Day One Biopharmaceuticals, Inc. of our report dated February 25, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

February 25, 2025